i-COMPLIANCE SERVICES AGREEMENT

      AGREEMENT dated as of October 5, 2004 among The Appleton Funds (the "Trust"), an Ohio business trust, Appleton Partners, Inc. (the "Adviser"), a Massachusetts corporation, an Ohio corporation, and Integrated Fund Services, Inc. ("Integrated"), an Ohio corporation.

      WHEREAS, the Trust is a management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 and is the investment adviser to the Trust;

      WHEREAS, shares of beneficial interest in the Trust are divided into separate series (each, along with any series which may in the future be established, a "Fund," collectively, the "Funds"); and

      WHEREAS, the Trust and the Adviser wish to employ Integrated to provide certain compliance services on behalf of the Trust; and

      WHEREAS, Integrated wishes to provide such services to the Trust under the conditions set forth below;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust, the Adviser and Integrated agree as follows:

      1.    APPOINTMENT

            The Trust and the Adviser hereby employ Integrated to perform those compliance services described in this Agreement and the Exhibits attached hereto for the Trust. Integrated shall act under such appointment and perform the obligations thereof in accordance with the Trust's current registration statement and as required by applicable federal laws and regulations upon the terms and conditions hereinafter set forth. The appointment shall begin at a time mutually agreed upon by the parties.

      2.    COMPLIANCE SERVICES

            Subject to the direction and control of the Trustees of the Trust, Integrated shall perform the compliance services for the Trust detailed in Exhibits A-B. Integrated shall perform such other services for the Trust and the Funds that are mutually agreed upon by the parties from time to time, for which the Trust will pay Integrated the amounts agreed upon between them.

      3.    ASSUMPTIONS

            The Trust is ultimately responsible for each Fund's compliance program and its compliance with applicable federal securities laws, including Rule 38a-1 under the 1940 Act. In addition, the management of each Fund and the management of the Funds' service providers are responsible for implementation and execution of their compliance programs.

      4.    CONFIDENTIALITY

            A. Without the prior consent of the other party, no party shall disclose Confidential Information (as defined below) of any other party received in connection with the services provided under this Agreement. The receiving party shall use the same degree of care as it uses to protect its own confidential information of like nature, but no less than a reasonable degree of care, to maintain in confidence the confidential information of the disclosing party. The foregoing provisions shall not apply to any information that (i) is, at the time of disclosure, or thereafter becomes, part of the public domain through a source other than the receiving party, (ii) is subsequently learned from a third party that, to the knowledge of the receiving party, is not under an obligation of confidentiality to the disclosing party, (iii) was known to the receiving party at the time of disclosure, or (iv) is generated independently by the receiving party, or (v) is disclosed pursuant to applicable law, subpoena, applicable professional standards or other process.

            B. For the purpose of this Section 4, Confidential Information shall mean Technical Elements (as defined below), or any information identified by either party as "Confidential" and/or "Proprietary" or which, under all of the circumstances, ought reasonably to be treated as confidential and/or proprietary. Integrated retains the right to use its knowledge, experience, and know-how, including processes, ideas, concepts and techniques developed in the course of performing the services.

            C. In connection with performing its services under this Agreement, Integrated may use certain data, modules, components, designs, utilities, subsets, objects, program listings, tools, models, methodologies, programs, systems, analysis frameworks, leading practices, data bases, screen formats, report formats, interactive design technologies, documentation manuals and specifications ("Technical Elements"). Certain Technical Elements were owned or developed by Integrated prior to, or independently from, its engagement hereunder and are the sole and exclusive property of Integrated and Integrated retains all rights thereto; and certain other Technical Elements consist of third party works and products which Integrated has acquired the right to use. Neither the Trust nor the Adviser shall have any rights in the Technical Elements. The Trust and the Adviser each agree to treat all Technical Elements as Confidential Information.

      5.    SPECIAL SERVICES AND REPORTS

            Integrated may provide special services and reports as may be reasonably requested by the Trust or the Adviser, which may result in an additional charge, the amount of which shall be mutually agreed upon by the parties.

      6.    SUBCONTRACTING

            Integrated may, at its expense, and, upon prior written approval from the Trust or the Adviser, as applicable, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Integrated shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Integrated shall be responsible for all acts of such subcontractor as if such acts were its own.

      7.    COMPENSATION

            For performing its services under this Agreement, the Trust or the Adviser shall pay Integrated a fee in accordance with Exhibit C attached hereto.

      8.    EXPENSES

            Integrated shall furnish, at its expense and without cost to the Trust or the Adviser, the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement. All costs and expenses not expressly assumed by Integrated under this Paragraph shall be paid by the Trust or the Adviser. A list of typical expenses is set forth in Exhibit D; this list is not all inclusive.

      9.    REFERENCES TO INTEGRATED, THE ADVISER OR THE TRUST

            A. Neither the Trust nor the Adviser nor their agents shall circulate any printed matter which contains any reference to Integrated or use Integrated's name, or any of its trademarks, service marks or logos, including "i-Compliance", without the prior written approval of Integrated as applicable. The Trust or the Adviser will submit printed matter requiring approval to Integrated in draft form, allowing sufficient time for review by Integrated and its counsel prior to any deadline for printing.

            B. Integrated shall not circulate any printed matter that contains any reference to the Trust or the Adviser without the prior written approval of the Trust or the Adviser as applicable, excepting solely such printed matter as merely identifies the Trust or the Adviser as a client of Integrated. Integrated will submit printed matter requiring approval to the Trust in draft form, allowing sufficient time for review by the Trust or the Adviser and its counsel prior to any deadline for printing.

      10.   INDEMNIFICATION OF INTEGRATED

            A. Integrated may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Integrated nor its directors, officers, employees, shareholders, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, including consequential damages, expenses or losses incurred by the Trust or the Adviser in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Integrated under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Integrated under this Agreement. Integrated may apply to the Trust or the Adviser at any time for instructions and may consult counsel for the Trust or the Adviser, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and Integrated shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. Integrated shall not be held to have notice of any change of authority of any officers, employees, or agents of the Trust until receipt of written notice thereof have been received by Integrated from the Trust.

            B. Any person, even though also a director, officer, employee, shareholder or agent of Integrated, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Integrated or any of its affiliates, even though paid by one of these entities.

            C. Notwithstanding any other provision of this Agreement, the Trust and the Adviser shall each indemnify and hold harmless Integrated, its directors, officers, employees, shareholders, agents, control persons and affiliates of any thereof from and against any and all losses, damages, claims, suits, actions, demands, expenses and liabilities (whether with or without basis in fact or law), including legal fees and expenses and investigation expenses, of any and every nature which Integrated may sustain or incur or which may be asserted against Integrated by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Integrated in good faith in reliance upon any oral or written instructions of an authorized person of the Trust or the Adviser or upon the opinion of legal counsel for the Trust or the Adviser or its own counsel; (ii) any action taken or omitted to be taken by Integrated in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed; or (iii) any action taken or omitted to be taken by Integrated on its own initiative, in good faith and in accordance with the standard of care set forth in this Agreement. However, indemnification under this subparagraph shall not apply to actions or omissions of either Integrated or its directors, officers, employees, shareholders, agents, control persons or affiliates in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

            D. Notwithstanding anything to the contrary in this Agreement, in no event shall Integrated be liable to the Trust or the Adviser or any third party for any special, consequential, punitive or incidental damages, or any other damages not measured by the prevailing party's actual damages even if advised of the possibility of such damages.

      11.   TERMINATION

            A. With respect to the Compliance Program Administration Services, the provisions of this Agreement shall be effective on the date first above written, shall continue in effect for a period of one year ("Initial Term") from that date and shall continue in force for successive one year terms thereafter ("Renewal Term"), unless otherwise terminated as provided herein. With respect to the Compliance Program Development and Implementation and Annual Review Services, the provisions of this Agreement shall be effective on the date first above written and shall terminate upon completion of the services, as mutually agreed upon by the parties.

            B. Any party may terminate this Agreement at the end of the Initial Term, or at the end of any subsequent Renewal Term, by giving the other parties at least one hundred eighty (180) days' prior written notice of such termination specifying the date fixed therefore. In the event this Agreement is terminated by the Trust or the Adviser prior to the end of the Initial Term or any subsequent Renewal Term, the Trust or the Adviser shall make a one-time cash payment to Integrated in consideration of services provided under this Agreement, and not as a penalty, equal to the remaining balance of the fees payable to Integrated under this Agreement through the end of the Initial Term or Renewal Term, as applicable. The Trust or the Adviser shall likewise reimburse Integrated for any out-of-pocket expenses and disbursements ("out-of-pocket expenses") reasonably incurred by Integrated in connection with the services provided under this Agreement within 30 days of notification to the Trust or the Adviser of such out-of-pocket expenses regardless of whether such out-of-pocket expenses were incurred before or after the termination of this Agreement.

            Notwithstanding the foregoing, following any such termination, in the event that Integrated in fact continues to perform any one or more of the services contemplated by this Agreement (or any Schedule or Exhibit hereto) with the consent of the Trust or the Adviser, the provisions of this Agreement, including without limitation the provisions dealing with compensation and indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by Integrated but unpaid by the Trust or the Adviser upon such termination shall be immediately due and payable upon and notwithstanding such termination.

            C. If a party materially fails to perform its duties and obligations hereunder (a "Defaulting Party") resulting in a material loss to another party or parties, such other party or parties (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, which such notice shall set forth with sufficient detail the nature of the breach. The Defaulting Party shall have ninety (90) days from its receipt of notice to cure the breach. If such material breach shall not have been remedied to commercially reasonable operating standards, the Non-Defaulting Party may terminate this Agreement by giving sixty (60) days written notice of such termination to the Defaulting Party. If Integrated is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any rights or remedies with respect to services it performed prior to such termination, or the right of Integrated to receive such compensation as may be due as of the date of termination or to be reimbursed for all reasonable out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against a Defaulting Party.

            D. In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Trust, or a Fund, into or the consolidation of the Trust, or a Fund, with another investment company, the sale by the Trust, or a Fund, of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Trust, or a Fund, and distribution of its assets, or any similar transaction or any other form of business transaction involving the Trust or a Fund, this Agreement will terminate with respect to the applicable Fund or Funds and Integrated shall be released from any and all obligations hereunder upon the payment of the fees, disbursements and expenses due to Integrated through the end of the then current term of this Agreement. The parties acknowledge and agree that the damages provision set forth above in paragraph B shall be applicable in those instances in which Integrated are not retained to provide compliance services subsequent to the transactions listed above.

            E. Integrated will be entitled to collect from the Trust or the Adviser all reasonable expenses incurred in conjunction with termination of this Agreement, including but not limited to out-of-pocket expenses, employee time, system fees and fees charged by third parties with whom Integrated has contracted.

      12.   SERVICES FOR OTHERS

            Nothing in this Agreement shall prevent Integrated or any of its affiliates (as defined in the 1940 Act) from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Integrated expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust or the Adviser under this Agreement.

      13.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

            The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Integrated to perform any services for the Trust which services could cause Integrated to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

      14.   LIMITATION OF LIABILITY.

            A. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

            B. Standard of Care; Uncontrollable Events; Limitation of Liability. Integrated shall use reasonable professional diligence to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust or the Adviser for any action taken or omitted by Integrated in the absence of bad faith, willful misfeasance, negligence or reckless disregard by Integrated of its obligations and duties. The duties of Integrated shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Integrated hereunder.

            Integrated shall provide the Trust or the Adviser , at such times as each may reasonably require, copies of reports rendered by independent public accountants on the internal controls and procedures of Integrated relating to the services provided by Integrated under this Agreement.

            C. Representations and Warranties of the Trust. The Trust represents and warrants to Integrated that:

                  (i) It is a Trust duly incorporated and validly existing under the laws of the jurisdiction of its formation, and has full capacity and authority to enter into this agreement and to carry out its obligations hereunder;

                  (ii) It has all necessary authorizations, licenses and permits to carry out its business as currently conducted;

                  (iii) It has been in, and shall continue to be in compliance in all material respects with all laws and regulations applicable to its business and operations;

                  (iv) This Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties.

      15.   SEVERABILITY.

            In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

      16.   QUESTIONS OF INTERPRETATION.

            This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

      17.   CONFIDENTIALITY

            A. All parties hereto agree that any nonpublic information obtained hereunder concerning another party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision.

            B. All parties hereto agree that nonpublic personal shareholder information shall remain the sole property of the Trust. Such information shall not be disclosed or used for any purpose except in connection with the performance of the duties and responsibilities described herein or as required or permitted by law. The provisions of this Section shall survive the termination of this Agreement. The parties agree to comply with any and all regulations promulgated by the SEC or other applicable laws regarding the confidentiality of shareholder information.

      18.   NOTICES.

            All notices required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

To the Trust:              The Appleton Funds
                           45 Milk Street
                           Boston, MA 02109
                           Attn:  James I. Ladge

To the Adviser:            Appleton Partners, Inc.
                           45 Milk Street
                           Boston, MA 02109
                           Attn:  James I. Ladge

To Integrated:             Integrated Fund Services, Inc.
                           221 East 4th Street, Ste 300
                           Cincinnati, Ohio 45202
                           Attn:  Scott A. Englehart
or to such other address as any party may designate by notice complying with the terms of this Paragraph. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method or e-mail; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

      19.   AMENDMENT.

            This Agreement may not be amended or modified except by a written agreement executed by all affected parties.

      20.   BINDING EFFECT.

            Each of the undersigned expressly warrants and represents that he or she has the full power and authority to sign this Agreement on behalf of the party indicated, and that his or her signature will operate to bind the party indicated to the foregoing terms.

      21.   COUNTERPARTS.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      22.   FORCE MAJEURE.

            Integrated assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, interruption, delay or any loss whatsoever caused by events beyond its control, including and without limitation, acts of God, interruption or failure of power or other utility, transportation, mail, or communication services, equipment failure, acts of civil or military authority, sabotages, war, insurrection, riots, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, natural disasters, strike or other labor problems, legal action, present or future law, governmental order or decree, rule or regulation, or shortages of suitable parts, materials, labor or transportation.

      23.   MISCELLANEOUS.

            The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

            Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                                 THE APPLETON FUNDS



                                                 By:  __________________________
                                                      James I. Ladge
                                                 Its: President


                                                 APPLETON PARTNERS, INC.



                                                 By:  __________________________
                                                      Douglas C. Chamberlain
                                                 Its: President


                                                 INTEGRATED FUND SERVICES, INC.



                                                 By:  __________________________
                                                      Scott A. Englehart
                                                 Its: President